UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2002


                             UNIDYN, CORP (UNDY.OB)
             (Exact name of registrant as specified in its charter)

         NEVADA                          33-55254-31             87-0438639
----------------------------      ------------------------   -------------------
State of other jurisdiction       (Commission file number)     (IRS Employer
of incorporation)                                            Identification No.)

1433 North Tech Blvd., Suite F104
Gilbert, Arizona                                           85233-1005
-----------------------------------------         --------------------------
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:           (480) 507-8333
                                                   -------------------------



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                              ITEM 5. Other Events

                              Investigation Status

     Our extensive investigation of financial and legal wrong doings of past Officers, Directors and Agents of UniDyn, Corp is drawing to a close. We expect to file the complete report with the SEC by the close of this month. Some of the more serious items that we have irrefutable written proof of are:

1.   Millions of shares of UniDyn, Corp were fraudulently issued.

2. The majority ownership position of insiders was misrepresented to the SEC through a series of Off Shore Transactions that were approved by a disbarred Arizona attorney, who is currently under indictment for fraud by the State of Arizona and faces a possible 7-year jail sentence if convicted.

3. UniDyn never had a multi-million contract from TechNet of Japan for the 'Sterling Project.'

     Because of these devastating discoveries, the Board of UniDyn, Corp has decided to reschedule the Stockholders' Annual Meeting until such time as the company Stock Transfer Record has been corrected. It is our expectation that this will occur before the close of this month, June 2002.

Revised Schedule

     The following is our current schedule for addressing the above issues:

1. 10K Filing for 2001 is drafted and we expect to file with the SEC by the end of June 2002

2.   10Q's for 1st & 2nd  Quarters of 2002 are  expected to be filed by Mid July
     2002

3. The full Financial & Criminal Activities Investigation Report is expected to be filed by the end of June 2002.

4. The major corrections to UniDyn, Corp's Stock Transfer record will be completed by the end of June 2002, but we expect that we will uncover more fraudulent stock issues as we review the smaller transfers.

5. Once the above tasks have been completed and we have a corrected Stock Registry, we will notice our Stockholders and call an Annual Stockholders Meeting.



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                           Forward Looking Statements

     Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed in this filing are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products and prices and other factors discussed in the Company's various filings with the Securities and Exchange Commission.

UniDyn, CORP.


Dated: 14 June, 2002


/s/ Jeffrey R. Garman
-------------------------------------------------
By: Jeffrey R Garman, President, CEO and Director